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                                                                   Exhibit 99(n)

                         Consent of Jean L. Wojtowicz

     The undersigned hereby consents to being named in this Registration Statement as a person who will become a director of Vectren Corporation.



                                            /s/ Jean L. Wojtowicz

Dated November 9, 1999